Exhibit 10.j.2

Description of Short-Term Relocation Benefit Extension
The Short-Term Relocation Benefit for the Company’s CEO, CFO and Two Other Executive Officers, which was filed as an Exhibit to the Company’s Form 10-Q for the period ending March 31, 2018, was extended in August for the CEO, CFO and one other executive officer. The extension covered up to an additional 4 months of relocation to December 2018 at a maximum monthly cost of $10,000 per month with a tax equalization calculated in the same manner as in detailed in the filed exhibit.